QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12.
QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
AQUILA, INC. (formerly, UtiliCorp United Inc.)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

        Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation ("Aquila"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 6, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta.

        The following materials was presented by Aquila to institutional stockholders of Quanta beginning on May 6, 2002.

#    #    #

[AQUILA LOGO]

AQUILA PROGRAM:
RESTORING VALUE FOR
ALL QUANTA STOCKHOLDERS

Institutional Stockholder Presentation
May 2002

[AQUILA LOGO]

Forward Looking Statements

        This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about Aquila and Quanta, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized; (ii) statements with respect to Aquila plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes," "expects," anticipates," "intends," "plans," "targets," "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Aquila's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

[AQUILA LOGO]

Our Objectives

+    Maximize Quanta Stockholder Value

+    Enhance Board Credibility and Responsibility

COMMITTED TO RESTORING VALUE TO THE
COMPANY WE OWN TOGETHER

[AQUILA LOGO]

Who is Aquila?

+	Previously named Utilicorp United Inc.
+	Aquila is a leading multinational energy solutions provider, a premier manager of energy assets and a leading energy merchant and service provider
• Based in Kansas City with a market capitalization of $2.4 billion
• Delivered average annual earnings growth of 22.9% over the past 5 years
+	We use our skills and talent to develop a broad array of diverse solutions to create value for customers and shareholders
+	Involved in more than $7 billion of acquisitions, investments and alliances since 1994
+	History of value creation in investments
+	Premier risk manager
+	Largest stockholder of Quanta with 38% ownership (34% if SECT is implemented)

Source: Bloomberg and public filings.

[AQUILA LOGO]

Aquila's History of Value Creation in Investments

+  Proven Track record for creating and unlocking value

	Date	Gain	Description
• AQP IPO	10/93	$47.8 million	5.4 million shares
• West Virginia Power	12/99	$4.5 million	Regulated electric division
• Australiasia
— UnitedNetworks	4/01	$5.8 million	13 million shares
— UE IPO	5/98	$45.3 million	Sold 42% to public
— Uecomm IPO	9/00	$44.0 million	Sold 34% to public
• Aquila IPO	4/01	$110.8 million	Sold 20% to public

[AQUILA LOGO]

Why We Believe Action is Necessary:

1.
Value Erosion

+	54% decline in Quanta's share price since January 1, 2001
• 64% share price decline between January 1, 2001 and February 7, 2002 (the date Aquila action announced)
+	Current Quanta price is down 59% from the 52 week high
• On February 7, 2002, Quanta's share price was down 68% from the 52 week high
+	69% Quanta price decline over the past 24 months
+	Quanta has underperformed its peers over the past year
+	Operating income has declined by approximately 15% while margins have declined by 24% since last year

COMMITTED TO HALTING SIGNIFICANT VALUE EROSION

Source: Bloomberg and public filings.

[AQUILA LOGO]

Why We Believe Action is Necessary:

2.
Quanta's Entrenched Board

+	Offering no concrete plan to enhance stockholder value
+	Terminated recently initiated stock buyback program despite significant excess free cash flow in Q4'01
+	Focused on "keeping their seats" rather than improving the Company

COMMITTED TO DELIVERING AN ACCOUNTABLE BOARD

[AQUILA LOGO]

Why We Believe Action is Necessary:

3.
Implementation of SECT

+	Harmful to the investment of all stockholders
• Call option on 8MM shares (at an exercise price of $16.50) for $71.00
+	Effort to "stuff the ballot box" with 8 million new shares and no new investment
+	Windfall to current management and other employees upon a change of control

COULD DISCOURAGE POTENTIAL BUYERS FROM
MAKING ATTRACTIVE OFFERS

[AQUILA LOGO]

Why We Believe Action is Necessary:

4.
Granting of Lucrative Change of Control Arrangements

+	Enriching management without regard to stockholders
+	Key employees have ability to terminate for no reason at all
+	Triggered if stockholders choose Aquila's nominees

COULD DISCOURAGE POTENTIAL BUYERS FROM
MAKING ATTRACTIVE OFFERS

[AQUILA LOGO]

Why We Believe Action is Necessary:

5.
Quanta has Significantly Underperformed its Peers Over the Past Year

  DAILY DATA: MAY 03, 2001 THROUGH MAY 03, 2002

        [Graphic performance chart depicting Price as a Percent of Base Period for Aquila and Emcor Group, Inc., Russell 2000 Index, Integrated Electrical Services, Inc., Dycom Industries, Inc., Quanta Services, Inc. and Mastec, Inc. daily from May 3, 2001 through May 3, 2002]

Source: Rover data

[AQUILA LOGO]

Why We Believe Action is Necessary:

6.
Quanta has Performed Poorly This Year

+	Quanta's results have significantly deteriorated over the past year despite new acquisitions...
	2000	2001	% Change 2000-2001
Operating Income (in millions)	$251	$214	(14.7)%
% Margin	14.0%	10.6%	(24.1)%
Net Income (in millions)	$128	$98	(23.2)%
% Margin	7.1%	4.9%	(31.7)%
Diluted EPS (per share)	$1.72	$1.27	(26.2)%
+	... and Quanta has offered no concrete proposal to stem value erosion

Note:  Operating income is adjusted for extraordinary and non-recurring charges.

Source: Quanta Services, Inc.'s 10-Ks filed for 2000 and 2001.

[AQUILA LOGO]

Our Proposal

+	Elect a proactive and responsible Board of Directors
+	Initiate a series of actions to maximize value for all stockholders
	•	Initiate a broad auction process to sell all of Quanta or one or more business units, whichever is most advantageous to stockholders
	•	Repurchase at an appropriate premium 20% to 25% of Quanta's outstanding shares
— Self tender offer by Quanta
— Increased investment from Aquila through a tender offer
— Maintain financial flexibility to achieve strategic plan
	•	Initiate a long-term strategic plan to improve operations and deliver stockholder value
+	Retain key management

[AQUILA LOGO]

The Right Slate of Directors

+	Will seek to maximize stockholder value
+	Will listen to all stockholders
+	Will be accountable to all stockholders
+	Three independent nominees to approve related party transactions
+	All of the director nominees are experienced business people with a wide range of knowledge and expertise

[AQUILA LOGO]

The Right Slate of Directors

+	Terrence P. Dunn—President and CEO of Dunn Industries, Inc., a construction and program management company. Mr. Dunn also serves as chairman of the Federal Reserve Bank of Kansas City
+	Robert K. Green—President and CEO of Aquila and Chairman of Aquila, Inc., Aquila's energy marketing and trading unit
+	Richard C. Kreul—Vice President of Energy Delivery for Aquila's U.S. Networks
+	Robert E. Marsh—Partner at Corporate Counsel Group, LLP, a law firm based in Kansas City, Missouri
+	Edward K. Mills—Senior Vice President of Aquila and President and COO of Aquila, Inc.
+	R. Paul Perkins—Senior Vice President of Aquila Corporate Development
+	Bruce A. Reed—Senior Vice President and General Manager of Aquila Inc.'s Capital Group
+	Keith G. Stamm—President and COO of Aquila's Global Networks Group and Chairman of United Energy and UnitedNetworks
+	William H. Starbuck—Professor of Creative Management in the Stern School of Business at New York University

[AQUILA LOGO]

Action Plan

+	Enhance board credibility and responsibility
+	Explore sale of company
+	Repurchase at an appropriate premium 20% to 25% of Quanta's outstanding shares
+	Initiate long-term strategic plan

[AQUILA LOGO]

The Only Upward Movement in Quanta's Stock Price has Been Caused by Aquila's Actions

DAILY DATA: JULY 1, 2001 THROUGH MAY 3, 2002

        [Graphic performance chart depicting Price for Quanta Services, Inc. daily from July 1, 2001 through May 3, 2002 with highlighted dates as indicated below]

(a)
09/24/2001—Aquila begins acquiring 2,700,200 shares of Quanta

(b)
02/08/2002—Aquila announces its intention to engage in a proxy fight to take control of Quanta's board

Source: Rover data

[AQUILA LOGO]

Alternatives to Enhance Value

	Aquila Proposal	Quanta Position
Maximize Value Through Sale	☒	☐
Deliver Cash Premium Through Share Repurchase	☒	☐
Deliver EPS Accretion	☒	☐
Initiate Strategic Plan to Enhance Future Performance	☒	☐
Maintain Status Quo	☐	☒

AQUILA'S PROGRAM IS TO RESTORE VALUE FOR
ALL QUANTA STOCKHOLDERS

[AQUILA LOGO]

Our Objectives

+	Maximize Quanta Stockholder Value
+	Enhance Board Credibility and Responsibility

COMMITTED TO RESTORING VALUE TO THE
COMPANY WE OWN TOGETHER

QuickLinks

Explanatory Note
COMMITTED TO RESTORING VALUE TO THE COMPANY WE OWN TOGETHER
COMMITTED TO HALTING SIGNIFICANT VALUE EROSION
COMMITTED TO DELIVERING AN ACCOUNTABLE BOARD
COULD DISCOURAGE POTENTIAL BUYERS FROM MAKING ATTRACTIVE OFFERS
COULD DISCOURAGE POTENTIAL BUYERS FROM MAKING ATTRACTIVE OFFERS
AQUILA'S PROGRAM IS TO RESTORE VALUE FOR ALL QUANTA STOCKHOLDERS
COMMITTED TO RESTORING VALUE TO THE COMPANY WE OWN TOGETHER